As filed with the U.S. Securities and Exchange Commission on February 20, 2025

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Waystar Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	7373	84-2886542
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1550 Digital Drive, #300

Lehi, Utah 84043

(844) 492-9782

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew R. A. Heiman

Chief Legal & Administrative Officer

9901 Linn Station Road, Ste. 550

Louisville, Kentucky 40223

(844) 492-9782

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

William B. Brentani	Xiaohui (Hui) Lin	Jason M. Licht
Simpson Thacher & Bartlett LLP	Simpson Thacher & Bartlett LLP	Christopher J. Clark
2475 Hanover Street	425 Lexington Avenue	Latham & Watkins LLP
Palo Alto, California 94304	New York, New York 10017	555 Eleventh Street, NW-Suite 1000
Tel: (650) 251-5000	Tel: (212) 455-2000	Washington, D.C. 20004
Fax: (650) 251-5002	Fax: (212) 455-2502	Tel: (202) 637-2200
Fax: (202) 637-2201

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-285018

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock of Waystar Holding Corp., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (File No. 333-285018), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 18, 2025 (the “Prior Registration Statement”), and which was declared effective on February 20, 2025, including the exhibits thereto, are incorporated herein by reference.

The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the Prior Registration Statement.

CERTIFICATION

The registrant hereby (i) undertakes to pay the Commission the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this registration statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 21, 2025) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Simpson Thacher & Bartlett LLP (filed as Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on February 18, 2025 (File No. 333-285018) and incorporated herein by reference)

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (included in the signature pages to the Registration Statement on Form S-1 filed by the registrant on February 18, 2025 (File No. 333-285018) and incorporated herein by reference)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lehi, Utah, on February 20, 2025.

WAYSTAR HOLDING CORP.

By:	/s/ Matthew J. Hawkins
Name:	Matthew J. Hawkins
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Hawkins Matthew J. Hawkins	Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2025

/s/ Steven M. Oreskovich Steven M. Oreskovich	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 20, 2025

* Samuel Blaichman	Director	February 20, 2025

* Robert DeMichiei	Director	February 20, 2025

* John Driscoll	Director	February 20, 2025

* Priscilla Hung	Director	February 20, 2025

* Eric C. Liu	Director	February 20, 2025

* Heidi G. Miller	Director	February 20, 2025

* Paul Moskowitz	Director	February 20, 2025

* Vivian E. Riefberg	Director	February 20, 2025

* Ethan Waxman	Director	February 20, 2025

* By:	/s/ Matthew J. Hawkins
Matthew J. Hawkins
Attorney-in-Fact